     As filed with the Securities and Exchange Commission on August 18, 1997
                                            Registration No. 333-_____________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          ----------------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                   FIRST BANKING COMPANY OF SOUTHEAST GEORGIA
--------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


    GEORGIA                                                    58-1458268
--------------------------------------------------------------------------------
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                              Identification No.)


                 40 NORTH MAIN STREET, STATESBORO, GEORGIA 30458
--------------------------------------------------------------------------------
              (Address of principal executive offices and zip code)


        FIRST BANKING COMPANY OF SOUTHEAST GEORGIA 1997 STOCK OPTION PLAN
--------------------------------------------------------------------------------
                            (Full Title of the Plan)

                           WALTER G. MOELING, IV, ESQ.
                     POWELL, GOLDSTEIN, FRAZER & MURPHY LLP
                     191 PEACHTREE STREET, N.E., 16TH FLOOR
                             ATLANTA, GEORGIA 30303
--------------------------------------------------------------------------------
                     (Name and address of agent for service)


                                 (404) 572-6600
--------------------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)


         Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.
         If the only securities being registered on this form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]_________________
         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]_________________
         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.
[ ]

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------

TITLE OF                AMOUNT                   PROPOSED MAXIMUM       PROPOSED MAXIMUM         AMOUNT OF
SECURITIES TO           TO BE                    OFFERING PRICE         AGGREGATE OFFERING       REGISTRATION
BE REGISTERED           REGISTERED               PER SHARE              PRICE                    FEE
----------------------------------------------------------------------------------------------------------------------
Common Stock,           41,000                   $22.25 (2)             $912,250 (3)            $277.00
$1.00 par value         shares (1)

(1) Representing shares to be issued and sold by the Registrant under the First Banking Company of Southeast Georgia 1997 Stock Option Plan (the "Plan"). This Registration Statement also covers such indeterminable number of additional shares as may become issuable to prevent dilution in the event of a stock split, stock dividend, reclassification or other similar transaction pursuant to the terms of the Plan.
(2) The average of the high and low prices of the Registrant's Common Stock as reported by the Nasdaq Stock Market for August 13, 1997.
(3) The aggregate offering price is calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended.

                                     PART I


              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


The documents containing the information required to be set forth in the prospectus under Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act") and Rule 428 promulgated thereunder will be sent or given to participants in the Plan as specified in Rule 428(b)(1) under the Securities Act.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by First Banking Company of Southeast Georgia ("First Banking") with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference herein:

         (1) First Banking's annual report on Form 10-K for the fiscal year ended December 31, 1996;

         (2) First Banking's quarterly report on Form 10-Q for the quarter ended March 31, 1997;

         (3) First Banking's quarterly report on Form 10-Q for the quarter ended June 30, 1997; and

         (4) The description of First Banking Common Stock set forth in First Banking's Registration Statement filed pursuant to
                  Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating any such description.

         All documents subsequently filed by First Banking pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering, shall be deemed to be incorporated by reference in this Prospectus.

         First Banking will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents which have been incorporated herein by reference but not delivered herewith (other than the exhibits to such documents). Such request, in writing or by telephone, should be directed to Dwayne E. Rocker, Secretary and Treasurer, First Banking Company of Southeast Georgia, 40 North Main Street, Statesboro, Georgia 30458 (telephone 912-764-6611).


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 14-2-851 of the Georgia Business Corporation Code provides that a corporation may indemnify its directors and officers against civil and criminal liabilities. Directors and officers may be indemnified against expenses if they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the corporation, if they have not been adjudged liable on the basis of the improper receipt of a personal benefit and, with respect to any criminal action, if they had no reasonable cause to believe their conduct was unlawful. A director or officer may be indemnified against expenses incurred in connection with a derivative suit if he or she acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable for negligence or misconduct in the performance of his or her duty to the corporation. Statutory indemnification is not exclusive of any rights provided by any bylaw, agreement, vote of shareholders or disinterested directors or otherwise.

         The Registrant's Bylaws provide that directors, officers, employees and agents of the Registrant shall be indemnified by the Registrant against expenses and liabilities incurred in connection with or resulting from threatened, pending or completed actions, whether civil, criminal, administrative or investigative, in which said person became involved by reason of having been a director, officer, employee or agent of the Registrant; provided that such person acted in a manner he or she reasonably believed to be in or not opposed to the best interests of the Registrant and in addition, with respect to any criminal action or proceeding, did not have a reasonable cause to believe that his or her conduct was unlawful. Any person who has been wholly successful on the merits of or otherwise with respect to any claim, action, suit or proceeding described above shall be entitled to indemnification against expenses actually and reasonably incurred by him or her in connection therewith without any further action or approval by the Board of Directors. In any other situation, indemnification shall be made at the discretion of the Registrant, but only if the Board of Directors, acting by a majority vote of a quorum consisting of directors who are not parties to the claim, find that the person has met the standard of conduct described above. If no such quorum of the Board exists or if a quorum of directors who are not parties to the claim so direct, independent legal counsel may render an opinion as to whether the standards have been met. Alternatively, the holders of a majority of the stock entitled to vote on the matter may determine by affirmative vote that such director or officer has met the standards. However, notwithstanding the foregoing, no officer or director who has been determined to be liable for negligence or misconduct in the performance of his duties to the Registrant shall be indemnified unless and except to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability and in view of all the circumstances, such person is fairly and reasonably entitled to be indemnified for such expenses as the court shall deem proper.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.


ITEM 8.  EXHIBITS.

         The following exhibits are filed with or incorporated by reference into this Registration Statement pursuant to Item 601 of Regulation S-K:


Exhibit
  No.                                                Description
-------                                              -----------
5.1               Opinion of Powell, Goldstein, Frazer & Murphy LLP with respect to the securities being registered.

23.1              Consent of counsel (included in Exhibit 5.1).

23.2              Consent of Deloitte & Touche LLP.



24                Power of Attorney (see signature pages to this Registration Statement).


ITEM 17.  UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Statesboro, State of Georgia, on August 14, 1997.

                                          FIRST BANKING COMPANY OF
                                          SOUTHEAST GEORGIA

                                          By: /s/ James Eli Hodges
                                              ----------------------------------
                                                  James Eli Hodges
                                                  President


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James Eli Hodges and Dwayne E. Rocker, and each of them, his attorneys in fact, each with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any amendment to this Registration Statement on Form S-8, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby ratifies and confirms all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement Amendment has been signed by the following persons in the capacities indicated on August 14, 1997.


       SIGNATURE                                       TITLE
       ---------                                       -----

/s/ James Eli Hodges                 President and Director
---------------------------          (Principal Executive and Financial Officer)
James Eli Hodges

/s/ E. Raybon Anderson               Director
---------------------------
E. Raybon Anderson

/s/ A.M. Braswell, Jr.               Director
---------------------------
A.M. Braswell, Jr.

/s/ W.A. Crider, Jr.                 Director
---------------------------
W.A. Crider, Jr.

/s/ C. Arthur Howard                 Director
---------------------------
C. Arthur Howard

/s/ Lanier A. Hunnicutt              Director
---------------------------

Lanier A. Hunnicutt


/s/ Joe P. Johnston                  Director
---------------------------
Joe P. Johnston


/s/ Julian C. Lane, Jr.              Vice President and Director
---------------------------
Julian C. Lane, Jr.


/s/ Harry S. Mathews                 Director
---------------------------
Harry S. Mathews


/s/ Dan J. Parrish, Jr.              Director
---------------------------
Dan J. Parrish, Jr.


/s/ Charles M. Robbins, Jr.          Director
---------------------------
Charles M. Robbins, Jr.


/s/ Larry D. Weddle                  Director
---------------------------
Larry D. Weddle


/s/ Alvin Williams                   Director
---------------------------
Alvin Williams


/s/ John M. Wilson, Jr.              Vice President and Director
---------------------------
John M. Wilson, Jr.


/s/ Dwayne E. Rocker                 Secretary and Treasurer
---------------------------          (Principal Accounting Officer)
Dwayne E. Rocker

                                  EXHIBIT INDEX



            Exhibit                             Description
              No.                               -----------
           ---------

             5.1                Opinion of Powell, Goldstein, Frazer & Murphy LLP with respect to the securities being registered, including consent.
             23.1               Consent of counsel (included in Exhibit 5.1).
             23.2               Consent of Deloitte & Touche LLP.
             24                 Power of Attorney (see signature pages to this Registration Statement).

